EXHIBIT 10.21

AMENDMENT #1 TO RESEARCH AND DEVELOPMENT AGREEMENT

This AMENDMENT #1 (“AMENDMENT #1”) to the RESEARCH AND DEVELOPMENT AGREEMENT (the “AGREEMENT”) is effective upon execution of the NEW RESEARCH PROGRAM by and among THE UNIVERSITY OF TEXAS M.D. ANDERSON CANCER CENTER (“UTMDACC”), INTREXON CORPORATION (“INTREXON”) and ZIOPHARM ONCOLOGY, INC. (“ZIOPHARM”). Capitalized terms used herein and not defined shall have the meaning ascribed to them in the AGREEMENT.

Whereas, INTREXON, ZIOPHARM, and UTMDACC have a mutual interest in amending the AGREEMENT as follows with respect to INVENTIONS arising from the performance of certain NEW RESEARCH PROGRAMS:

Notwithstanding Sections 6.1 and 6.3 of the AGREEMENT, for any NEW RESEARCH PROGRAM wholly funded by INTREXON and/or ZIOPHARM, INTREXON shall solely own all INVENTIONS solely or jointly made by employees, other agents and consultants of UTMDACC that are conceived or reduced to practice in the performance of any of the attached Research Work Plan(s). All such INVENTIONS are hereby assigned to INTREXON. For any NEW RESEARCH PROGRAM that is not wholly funded by INTREXON and/or ZIOPHARM, Sections 6.1 and 6.3 shall remain in effect with respect to such NEW RESEARCH PROGRAM. Each Research Work Plan will identify the specific ownership rights of the parties in INVENTIONS as set forth in this AMENDMENT #1

All other terms and conditions of the AGREEMENT remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this AMENDMENT #1 to the AGREEMENT by duly authorized representatives.

THE UNIVERSITY OF TEXAS M.D. ANDERSON CANCER CENTER

By:	/s/ Chris McKee	Date:	8/30/2016

Name:	Chris McKee, MHA

Title:	Vice President, Business Operations

INTREXON CORPORATION

By:	/s/ Jeffrey Perez	Date:	8/25/2016

Name:	Jeffrey Perez

Title:	Senior Vice President

ZIOPHARM ONCOLOGY, INC.

By:	/s/ Caesar Belbel	Date:	8/29/2016

Name:	Caesar Belbel

Title:	EVP, COO, Chief Legal Officer